                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive  Additional Materials
/x/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate  box):
/x/ No fee required
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     and 0-11

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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


                               [SCIOS LETTERHEAD]


CONTACT:
Wendy Carhart
Scios Inc.
408/616-8325
or
Stanley J. Kay
MacKenzie Partners, Inc.
212/929-5940

FOR IMMEDIATE RELEASE:

              MAJOR INSTITUTIONAL SHAREHOLDER DECLARES SUPPORT FOR
                   SCIOS BOARD AND MANAGEMENT IN PROXY CONTEST

SUNNYVALE, CA, January 6, 2000 - Scios Inc. (NASDAQ: SCIO) announced today that the State of Wisconsin Investment Board (SWIB), owner of 1.6 million shares of Scios common stock, has declared its continued support for the existing Scios Board of Directors and their intention to reject the slate proposed by Randal J. Kirk at the Company's Year 2000 Annual Meeting scheduled for February 28, 2000.

In a letter to the Scios Board of Directors, John Nelson, SWIB's Investment Director, stated "SWIB continues to support Scios Board's and management's efforts to realize the potential of the Company's strong product pipeline. We urge the Board to continue their focus on the current strategy to maximize long-term shareholder value. We believe the current Board and management are the right team to accomplish this."
-----

Richard B. Brewer, Scios' President and Chief Executive Officer, stated "We are gratified to receive the strong endorsement of one of the Company's largest long-term institutional shareholders."

Mr. Brewer continued: "In March of 1999 we announced a focused new business plan and initiated steps to dramatically cut costs. Much has been accomplished despite the setback for Scios and all its shareholders, including SWIB, resulting from the FDA's decision on Natrecor (R)

                                   -- more --

                                                                 January 6, 2000
                                                                          Page 2

(nesiritide). We believe Scios is now firmly back on track with the new Natrecor clinical trial, guided by a distinguished Steering Committee of leading physicians. We believe the steps we have taken in 1999 will contribute to our goal of maximizing Scios' long-term value for the benefit of all shareholders."

A copy of the letter sent from SWIB to the Scios Board of Directors is attached.

SCIOS INC.

Scios is a biopharmaceutical company engaged in the discovery, development, and commercialization of novel human therapeutics. Scios has commercial or research and development relationships with Chiron Corporation, The DuPont Pharmaceuticals Company, Eli Lilly and Company, GenVec Inc., Kaken Pharmaceutical Co., Ltd., and Novo Nordisk A/S of Denmark. Scios' Psychiatric Sales and Marketing Division successfully markets seven psychiatric products, including co-promotion arrangements with Janssen Pharmaceutica's Risperdal(R) (risperidone) and SmithKline Beecham's Paxil(R) (paroxetine hydrochloride). Additional information on Scios is available at its web site located at www.sciosinc.com and in the Company's various filings with the Securities and Exchange Commission. For information about the Year 2000 Annual Meeting, visit www.sciosinc.com/election_information.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, and include the risk of timely and successful completion of the current clinical trial for Natrecor and achieving approval of Natrecor, the risks associated with development and commercialization of the Company's other products and the risks associated with the other strategies comprising the Company's new business plan, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1998 and subsequent reports on Form 10-Q.

                                   -- more --

                                                                 January 6, 2000
                                                                          Page 3

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Scios Inc. has scheduled its annual meeting of stockholders for February 28, 2000. The following information is provided concerning the participants on behalf of Scios Inc. in the solicitation of proxies for this meeting.

The following individuals, all of whom are directors of Scios Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: Donald B. Rice, Ph.D. (Chairman of the Board of the Company; President and Chief Executive Officer of Urogenesys, Inc.); Richard B. Brewer (Chief Executive Officer and President of the Company); Samuel H. Armacost (Chairman, SRI International); Myron Du Bain (Chairman and Chief Executive Officer (Retired), Fireman's Fund Corporation); Charles A. Sanders, M.D. (Chairman and Chief Executive Officer (Retired), Glaxo Inc.); Solomon H. Snyder, M.D. (Director, Department of Neuroscience, and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry, The Johns Hopkins University); Burton E. Sobel, M.D. (E.L. Amidon Professor and Chair, Department of Medicine, The University of Vermont College of Medicine); and Eugene L. Step (Executive Vice President, President of the Pharmaceutical Division (Retired), Eli Lilly and Company). The following executives of the Company may also be deemed participants: Thomas L. Feldman (Vice President of Sales & Marketing); Elliott B. Grossbard, M.D. (Senior Vice President of Development); David W. Gryska (Vice President of Finance and Chief Financial Officer); John A. Lewicki, Ph.D. (Vice President of Research); John H. Newman (Senior Vice President, General Counsel & Secretary); George F. Schreiner, M.D., Ph.D. (Vice President, Cardiorenal Research) and Wendy Carhart (Senior Manager of Investor Relations).

In the aggregate, these individuals beneficially own 1,654,411 shares of the Company's Common Stock, including 1,290,476 shares subject to stock options exercisable within 60 days of December 31, 1999. None of these individuals beneficially owns more than 1% of the Company's Common Stock. In addition to customary cash compensation payable to non-employee directors, under the Company's Equity Incentive Plan each non-employee director receives an automatic grant of a stock option to acquire 10,000 shares of the Company's Common Stock at each annual meeting where the director is elected to the Company's Board of Directors. Mr. Brewer's employment agreement with the Company provides for, among other things, severance payments to Mr. Brewer in the event of termination of his employment "without cause" or "for good reason."



                                   -- end --

                [STATE OF WISCONSIN INVESTMENT BOARD LETTERHEAD]

29 December 1999

Board of Directors
Scios, Inc.
820 West Maude Avenue
Sunnyvale, CA  94086

Re: Intention to vote for existing Board of Directors and reject The Kirk Stockholders' alternative slate of Directors.

Dear Board of Directors' Members:

The State of Wisconsin Investment Board (SWIB) intends to vote for the existing Board of Directors slate for the 2000 Scios annual meeting. In addition, SWIB intends to reject The Kirk Stockholders' alternative slate of Board members being proposed. SWIB owns 1,590,500 shares or 4.2% of Scios outstanding shares.

SWIB continues to support Scios Board's and management's efforts to realize the potential of the company's strong product pipeline. We urge the Board to continue their focus on the current strategy to maximize long-term shareholder value. We believe the current Board and management are the right team to
                                                                -----
accomplish this.

Sincerely,

/s/

John F. Nelson
Investment Director